UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

Callisto Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York   10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02               Unregistered Sales of Equity Securities.

On December 20 and 22, 2006, Callisto Pharmaceuticals, Inc. (the “Company”) closed a private placement of 402,100 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 5,361,333 warrants (the “Warrants”) to certain investors (the “Investors”) for aggregate gross proceeds of $4,021,000 pursuant to a Securities Purchase Agreement dated as of December 20, 2006 (the “SPA”). The Warrants are immediately exercisable at $0.75 per share and are exercisable at any time within five years from the date of  issuance. Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of Common Stock underlying the Warrants by the Holder, if the Company at any time while the Warrants are outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then exercise price (such lower price, the “Base Exercise Price”, then, the exercise price shall be reduced to an amount equal to the Base Exercise Price.

The Company paid an aggregate $333,358 and issued an aggregate 11,775 shares of Series A Preferred Stock and 1,006,627 warrants to purchase common stock to certain selling agents. The warrants are immediately exercisable at $0.75 per share and will expire five years after issuance.

In connection with the offer and sale of securities to the Investors and the selling agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S and Regulation D promulgated thereunder. The Company believes that the Investors and the selling agents are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Investors also are parties to a Registration Rights Agreement, dated as of October 23, 2006 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file, within 60 days of closing, a registration statement covering the resale of the shares of common stock underlying the Series A Preferred Stock and Warrants issued to the Investors.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2006, the Company’s Certificate of Incorporation was amended pursuant to a Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock previously filed with the State of Delaware on October 24, 2006, to provide for an increase in the number of shares of Series A Convertible Preferred Stock authorized from 400,000 shares to 700,000 shares.

A copy of the Certificate of Amendment to the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

3.1                   Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

3.2                   Certificate of Amendment to Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc.

4.1                   Form of Warrant to purchase shares of Common Stock issued in connection with the sale of the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

10.1                 Form of Securities Purchase Agreement dated December 20, 2006 by and among Callisto Pharmaceuticals, Inc. and the purchasers set forth on the signature page thereto.

10.2                 Form of Registration Rights Agreement dated October 23, 2006 by and among Callisto   Pharmaceuticals, Inc. and the purchasers signatory thereto (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

99.1                 Press Release of Callisto Pharmaceuticals, Inc. dated December 27, 2006.t

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006
CALLISTO PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer